In an Unprecedented Move, Cannabis Science President & CEO, Mr. Raymond C. Dabney, to Gift his Personal Shares to Shareholders to Replace Both Previously Announced Dividends, to Personally Complete Promised Payments

COLORADO SPRINGS, Colo., March 4, 2016, Cannabis Science, Inc. (OTC: CBIS), a U.S. company specializing in the development of cannabis-based medicines, today announced that due to the refusal of the Financial Industry Regulatory Authority (FINRA) to process the Company’s previously-announced proposed dividend payouts, Co-Founder, President & CEO Mr. Raymond C. Dabney, in an unprecedented move, will personally gift shareholders the proposed dividend shares.  Mr. Dabney will be replacing both planned dividends with his own personal shares.

“This is really simple: our shareholders are our most important priority; this of course goes hand in hand with our operational success.  Right now, we have outstanding successes -- not all of which can be announced at this time -- and we want ALL of our shareholders to benefit large or small from the Company’s achievements, as this was our purpose for the proportional dividend concept in the first place.  We have so much to be proud of and ALL of our shareholders who have been with us through thick and thin over the years deserve to enjoy their piece of our successes. This momentous but simple message goes out to ALL investors and shareholders who have played such an important part of OUR successes.”

We had been actively working for months with FINRA for final approvals of the two dividends to be issued to shareholders of record on each respective date (December 31, 2010 and October 9, 2015).  The regulatory refusal took us by surprise.  Consequently, our choice became simple, as there are only two proper options:

1.

We spend our time and money fighting through the bureaucracy in the courts with an uncertain outcome; or

2.

We find a way to get it done now, honoring our valued shareholders immediately.

Our choice was swift and measured, and we will honor our shareholders now.  The Company will announce the mechanics of how Mr. Dabney intends to gift his shares next week.  “I believe everyone will be pleasantly surprised as we bring closure to this issue and move on with furthering the many successes Cannabis Science has already realized and the many more we are about to announce.  It’s time,” stated Cannabis Science Co-Founder, President & CEO, Raymond C. Dabney.

About Cannabis Science, Inc.

Cannabis Science, Inc., takes advantage of its unique understanding of metabolic processes to provide novel treatment approaches to a number of illnesses for which current treatments and understanding remain unsatisfactory. Cannabinoids have an extensive history dating back thousands of years, and currently, there are a growing number of peer-reviewed scientific publications that document the underlying biochemical pathways that cannabinoids modulate. The Company works with leading experts in drug development, medicinal characterization, and clinical research to develop, produce, and commercialize novel therapeutic approaches for the treatment for illnesses caused by infections as well as for age-related illness. Our initial focus is on skin cancers, HIV/AIDS, and neurological conditions.  The Company is proceeding with the research and development of its proprietary drugs as a part of this initial focus:  CS-S/BCC-1, CS-TATI-1, and CS-NEURO-1, respectively.

Forward-Looking Statements

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. A statement containing words such as "anticipate," "seek," intend," "believe," "estimate," "expect," "project," "plan," or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Some or all of the events or results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. Cannabis Science, Inc., does not undertake any duty nor does it intend to update the results of these forward-looking statements. Safe Harbor Statement.  The Private Securities Litigation Reform Act of 1995 provides a ‘safe harbor’ for forward looking statements.  Certain of the statements contained herein, which are not historical facts are forward looking statements with respect to events, the occurrence of which involved risks and uncertainties.  These forward-looking statements may be impacted, either positively or negatively, by various factors.  Information concerning potential factors that could affect the company are detailed from time to time in the company’s reports filed with the Securities and Exchange Commission.

Cannabis Science, Inc.

Investor Relations Department

Teresa Misenheimer

teresa@cannabisscience.com

Tel: 1.813.500.7332

Cannabis Science, Inc.

Mr. Raymond C. Dabney

President & CEO, Co-Founder

raymond.dabney@cannabisscience.com

Tel: 1.310.650.3788

Cannabis Science, Inc.
Mr. Robert Kane

Director & CFO

info@cannabisscience.com

Tel: 1.888.889.0888